                                                                      EXHIBIT 11

              TELEPORT COMMUNICATIONS GROUP INC. AND SUBSIDIARIES

                     COMPUTATIONS OF LOSS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

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
                                        FOR THE YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------------------
                              1997          1996         1995         1994         1993
                          ------------  ------------  -----------  -----------  -----------
Net loss................  $   (222,667) $   (114,850) $   (53,804) $   (29,989) $   (18,271)
                          ============  ============  ===========  ===========  ===========
Primary loss per common
 share:
Weighted average number
 of shares outstanding..   165,728,059   114,443,695   70,000,140   70,000,140   70,000,140
                          ============  ============  ===========  ===========  ===========
Loss per Share..........  $      (1.34) $      (1.00) $     (0.77) $     (0.43) $     (0.26)
                          ============  ============  ===========  ===========  ===========
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